EXHIBIT 10.14

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, made this 11th day of April, 2008 , by and between Mach One Corporation, a Nevada corporation with its address at 6430 Congress Drive, West Bend, WI 53095(hereinafter called “Company”), and Dr. Peter Nash, an individual residing at 18811 Maple Leaf Drive, Eden Prairie, Minnesota 55346 (hereinafter called “Employee”).

WITNESSETH:

WHEREAS, Employee wishes to enter into the employ of Company and Company wishes to employ Employee on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

1. Definitions. As used herein, the following terms shall have the meanings set forth below unless the context otherwise requires.

“Affiliate” shall mean a person who, (i) with respect to any entity, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity; or (ii) with respect to Employee, is a parent, spouse or issue of Employee, including persons in an adopted or step relationship; or (iii) any other entity with which Employee has an affiliation as defined herein.

“Base Compensation” shall mean the annual rate of compensation set forth in Section 5.1, as such amount may be adjusted from time to time.

“Board” shall mean the Board of Directors of Company.

“Business” shall mean the business conducted by Company in the past and on the date of execution of this Agreement, and business activities under investigation or in developmental stages, all other business activities which flow therefrom by a reasonable expansion of the present activities of Company, all business activities which may be developed by Company during the period of Employee’s employment by Company, and all business activities now conducted by Company or any Affiliate thereof or which may be developed by Company or such Affiliates, during such period as reasonable expansions of their present activities.

“Cause” shall mean:

a) Employee is convicted of a felony or a crime involving moral turpitude or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

b) Employee’s theft or embezzlement or attempted theft or embezzlement of money or tangible or intangible assets or property of the Company or its employees or business relations;

  c) any act or acts of moral turpitude by Employee which negatively affects the interest, property, operations, business or reputation of the Company;

d) Employee is convicted of or successfully prosecuted for intentional violation of a federal, state or local law or regulation which conviction negatively affects the interest, property, operations, business or reputation of the Company;

e) Employee uses alcohol or any unlawful controlled substance to an extent that it interferes on a continuing and material basis with the performance of Employee’s duties under the Agreement; alcoholism or substance addiction on the part of Employee.

f) performance of duties in an grossly incompetent manner;

g) any demonstrated act of fraud, misappropriation or personal dishonesty;

h) gross negligence or willful misconduct;

i) violation of any express direction of the Board of Directors or any supervisor of Employee or material violation of any rule, regulation, policy or plan established by Company from time to time regarding the conduct of its employees and/or its business, that is not an illegal act;

j) material violations by Employee of Employee’s obligations hereunder that are demonstrably willful and deliberate on Employee’s part and are not remedied within a reasonable time period after receipt of written notice from Company;

k) misrepresentation of a material fact or omission of information necessary to make the information supplied not materially misleading in any information provided by Employee to the Company or any representative of the Company ;

l) Employee engages in the willful, unauthorized disclosure of confidential information, unless such disclosure was required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency;

m) the existence of any material conflict between the interests of Company and Employee of which Employee is aware, and which is not disclosed in writing by Employee to the Board and approved in writing by the authority of the Board;

n) Employee violates Sections of this Agreement relating to non-competition; or

“Confidential Information” shall have the meaning specified in Section 12.1 hereof.

“Disability” shall mean Employee’s inability, for a period of three consecutive months, or a cumulative period of 75 business days (i.e., Mondays through Fridays, exclusive of days on which Company is generally closed for a holiday) out of a period of 12 consecutive months, to perform the essential duties of Employee’s position, even taking into account any reasonable accommodation required by law, due to a mental or physical impairment which substantially limits one or more major life activity. Due to the nature of Employee’s position, Employee acknowledges that it would be an undue hardship on the Company if the time periods specified in the preceding sentence were longer.

“Employment Year” shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the date of this Agreement, the first such subsequent Employment Year being the twelve-month period which will begin on January 1, 2008 or when Company first reaches one hundred thousand dollars in gross monthly sales, whichever occurs later.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Restricted Area” shall have the meaning specified in Section 12.1 hereof.

“Restricted Period” shall have the meaning specified in Section 12.2 hereof.

“Subsidiary” shall mean any corporation in which Company owns directly or indirectly 50% or more of the Voting Stock; or any other venture in which it owns 50% or more of the equity.

“Term of Employment” shall mean the period specified in Section 4 hereof as such period may be extended pursuant to such Section and as the same may be terminated in accordance with this Agreement.

“Voting Stock” shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions specified in this Agreement.

3. Office and Duties.

3.1 Employee shall serve Company generally as Chief Scientific Officer and shall have such authority and responsibilities as Company may determine from time to time and consistent with such position. Employee shall perform any other duties reasonably required by Company and, if requested by Company, shall serve as an officer or director of Company or any Subsidiary without additional compensation.

3.2 So long as Employee shall remain an employee of Company, Employee’s primary energy, skill and efforts shall be devoted to the performance of Employee’s duties hereunder in a manner which will faithfully and diligently further the business and interests of Company. Employee may engage in charitable, civic, fraternal and trade association activities that do not interfere with Employee’s obligations to Company, but Employee shall not work for any other business as an employee of such business.

3.3 Employee shall render Employee’s service at Company’s principal executive office in the City of Newburg.

4. Term. Employee shall be employed by Company for an initial Term of Employment of three (3) years, commencing on April 11, 2008, and ending on April 10, 2011, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the initial or any renewal term by giving the other party written notice of such election at least ninety (90) days before the expiration of the then current term, the Term of Employment shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term.

5. Compensation and Benefits.

5.1 For all of the services rendered by Employee to Company, Employee shall receive:

(i) Base Compensation at the gross annual rate (subject to authorized or legally required deductions and withholdings) of One Hundred and Thirty Thousand Dollars ($130,000), payable in installments in accordance with Company’s regular payroll practices in effect from time to time.

5.2 In addition to the foregoing compensation, Company from time to time may pay Employee such bonuses or other additional compensation as Company may determine, but there is no agreement regarding any such additional payments, the existence and amounts of which shall be within Company’s sole discretion and may be changed or eliminated from time to time.

6. Fringe Benefits. Employee shall be entitled to the benefits set forth in Exhibit “A” during the Term of Employment for so long as Employee’s employment with Company continues. In addition, Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the performance of Employee’s duties hereunder upon receipt of documentation therefor in accordance with Company’s regular reimbursement procedures and practices in effect from time to time. The Board of Directors from time to time may require prior approval for individual expense items in excess of pre-established aggregate amounts for a fixed period or in excess of pre-established amounts for any type of expenditure during any fixed period.

7. Disability. If Employee suffers a Disability, Company may terminate this Agreement at any time thereafter by giving Employee ten (10) days’ written notice of termination. Upon such termination, Company shall have no obligation to Employee for Base Compensation or other form of compensation or benefits to Employee, except as otherwise required by law, other than amounts accrued through the date of termination.

8. Death. If Employee dies during the Term of Employment, the Term of Employment and Employee’s employment with Company shall terminate as of the date of Employee’s death. Company shall have no obligation to Employee or Employee’s estate for Base Compensation or other form of compensation or benefit other than amounts accrued through the date of Employee’s death except as otherwise required by law or by benefit plans provided at Company expense.

In the event of the termination of Employee’s employment due to Employee’s death or Disability, Employee or Employee’s legal representatives, as the case may be, shall be entitled to:

8.1 (A) In the case of death, unpaid Base Compensation earned or accrued through Employee’s date of death and continued Base Compensation at a rate in effect at the time of death for a period of three months following the month in which such termination of employment due to death occurs; or (B) in the case of Disability, unpaid Base Compensation earned or accrued through Employee’s date of termination and the disability benefit available under and only to the extent of any insurance maintained;

8.2 any performance or special incentive bonus earned but not yet paid;

8.3 any other compensation and benefits to which Employee or Employee’s legal representatives may be entitled under applicable plans, programs and agreements of Company to the extent permitted under the terms thereof, including, without limitation, life insurance and stock options as may have been provided.

9. Change of Control.

(a) If prior to the expiration of the Employment Period, there is a Change of Control (as such term is defined herein) and thereafter any of the following occur:
(i) the Employee is placed in any position of lesser
stature than that of Chief Scientific Officer of the Company; is assigned duties inconsistent with the position of Chief Scientific Officer or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect on the date hereof; or is accorded treatment on a general basis that is in derogation of his status as a Chief Scientific Officer;
(ii) any breach of Paragraphs 4, 5, 6, or 7, inclusive, of this Agreement; or
(iii) any requirement of the Company that the location at which the Employee performs his principal duties for the Company be outside a radius of 50 miles from the location at which the Employee performed such duties immediately prior to the Change of Control, then the Agreement shall be deemed to have been terminated by the Company otherwise than by reason of Cause and the Company shall pay to Executive within five days after notice from Employee to such effect, as liquidated damages, a lump sum cash payment equal to 2.99 times the "base amount" of Employee's compensation. For purposes hereof, "base amount" shall have the meaning provided in Section 280G (b) (2) (A) of the Internal Revenue Code of 1986, as amended, and the Proposed Regulations thereunder.

(b) For the purposes of this Agreement, a Change of Control means
(i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons"),
(ii) the merger, consolidation or other business combination of the Company with or into another corporation with the effect that the shareholders of the Company, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors,
(iii) the replacement of a majority of the Company's Board in any given year as compared to the directors who constituted the Company's Board at the beginning of such year, and such replacement shall not have been approved by the Company's Board, as the case may be, as constituted at the beginning of such year,
   (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

10. Termination for Cause. Company may terminate Employee’s employment relationship with Company at any time for Cause. At time of termination, Company shall provide Employee with written notice of termination with grounds of termination being set forth sufficiently in such notice. Company shall have no obligation to Employee for Base Compensation or other form of compensation or benefits, except as otherwise required by law, other than (a) amounts accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

11. Company Property. Employee agrees that Employee will not take or retain any Confidential Information (as defined below), whether in written, computerized, machine readable, model, sample, or other medium or form capable of physical delivery, upon or after the termination for any reason of Employee’s employment with the Company, without the prior written consent of the Company’s Board of Directors or its designated officer. Employee also agrees that upon the termination for any reason of Employee’s employment with the Company or at any other time that the Company may request, Employee shall deliver promptly and return to the Company all such documents and materials, along with any other Confidential Information and all other property of the Company and property relating to the Company’s employees, customers and business in Employee’s possession or control.

12. Non-Competition, Non-Solicitation, Trade Secrets, etc.

Employee hereby acknowledges that, in hiring Employee hereunder, Employer is specifically relying upon Employee’s prior and current special knowledge, training and education with respect to the operations of Company’s business and other related matters, and access to confidential information, trade secrets and business and professional contacts. In consideration of such special and unique opportunities afforded as a result of Employee’s employment, the Employee hereby agrees as follows:

12.1 The term “Confidential Information” means information and data not generally known outside the Company (unless as a result of a breach of any of the obligations imposed by this Agreement) concerning the Company’s businesses and technical information, including, without limitation, information relating to: (i) information regarding the Company’s clients including without limitation their purchasing habits, pricing, needs, credit histories, contact personnel, concepts, and other information; (ii) information regarding freelance sources, suppliers’ and vendors’ costs, products, discounts, margins, contact personnel and other information; (iii) the Company’s Business, trade secrets, processes, price lists, financial and marketing data, personnel and compensation information, and business plans; (iv) information or data regarding the Company’s research, marketing activities, techniques, and processes; and (v) the Company’s technical specifications, film, artwork, proof sheets, copy, and designs. Confidential Information shall not include information which (i) is or becomes public knowledge; (ii) is or becomes available to Employee from a source other than the Company and without violation of any obligation of confidentiality which such source may have; or (iii) is already in Employee’s possession with out restriction as to disclosure.

Employee acknowledges that Confidential Information is solely the property of the Company. Except as otherwise herein provided, Employee agrees that during the period of employment, and thereafter, Employee will hold in strictest confidence and will not use or disclose to any person or entity without the written authorization of the Board, any of the Company’s Confidential Information, except as such use or disclosure may be required in connection with Employee’s work for the Company or to the extent that such information becomes known in the public or trade other than as a result of Employee’s actions or failure to act or the wrongful actions of any third party. Employee understands that this Agreement applies to artwork, computerized and written information and to other information, whether or not in written form. The foregoing provisions of this Subsection 12.1 shall apply during and after the period when Employee is an employee of the Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company’s interest in confidential information, trade secrets and the like.

12.2 For so long as Employee remains an employee of the Company and for a period of twenty four (24) months after the termination of employment with Company for any reason, as such period may be extended as hereinafter set forth (the “Restricted Period”), Employee shall not directly or indirectly (i) engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating in business activities which are the same as, similar to or in competition with business activities carried on by Company, or being definitely planned by Company, at the time of the termination of Employee’s employment; provided, however, nothing contained in this Section 12 shall prevent Employee from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

12.3 During the Restrictive Period, Employee shall not, on Employee’s own behalf or on behalf of any other person or entity, without the express written consent of the Board, solicit, induce or attempt to solicit or induce: (i) any then current employee, representative, supplier, vendor or service provider of the Company to terminate or modify his, her or its employment or business relationship with the Company; and (ii) any then current client or prospective client of the Company either to terminate or modify its use of the Company’s products or services or to provide products or services competitive with the products or services offered by the Company. “Current client” shall mean any person or entity for which the Company has provided services to or has received payment from during the two year period prior to the termination of Employee’s employment. “Prospective client” shall mean any person or entity with which Employee has had contact on behalf of the Company within the two year period prior to the termination of Employee’s employment

12.4 Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Employee is an employee of Company, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

Attached to this Agreement as Exhibit “B” is a list of all writings, inventions, improvements, processes, procedures and/or techniques, and works of authorship relevant to the subject matter of Employee’s employment by the Company that have been made or conceived or first reduced to practice by Employee, alone or jointly with others, prior to Employee’s employment by the Company, and that are hereby removed from the scope of this Agreement, including this Section 12.4.

12.5 Employee acknowledges that the restrictions contained in the foregoing Subsections 12.1 through 12.4, in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, the Company’s confidential and proprietary information and its permanent and near-permanent relationships with its customers, that their enforcement will not impose a hardship on Employee or significantly impair Employee’s ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to Company. Employee therefore acknowledges that, in the event of Employee’s violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

12.6 Notwithstanding any other provision of this Agreement, nothing in this Agreement shall prohibit Employee’s use, subsequent to the expiration of this Agreement, or the termination of Employee’s employment with the Company, of Employee’s general know-how that Employee acquires or enhances during Employee’s employment with the Company, as the term “know-how” is defined under Wisconsin or other applicable law.

127 If a court of competent jurisdiction rules that any restriction of this Section 12, including without limitation the Restricted Area and Restricted Period, is overbroad or unreasonable under the circumstances then existing, the court shall modify or revise such restriction to include the maximum reasonable restriction allowed by law. If Employee violates any of the restrictions contained in this Section 12, the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Company. Company shall have the right and remedy to require Employee to account for and pay over to Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as the result of any transactions constituting a breach of this Section 12, and Employee shall account for and pay over such amounts to Company upon Company’s request therefor. Employee hereby expressly consents to the jurisdiction of any court within the Restricted Area to enforce the provisions of this Section 12, and agrees to accept service of process by mail relating to any such proceeding. Company may supply a copy of Section 12 of this Agreement to any future or prospective employer of Employee or to any person to whom Employee has supplied information if the Company determines in good faith that there is a reasonable likelihood that Employee has violated or will violate such Section.

13. Conflicts of Interest. Employee represents to Company: (a) that there are no restrictions, agreements or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee’s execution or performance of this Agreement; (b) none of the information supplied by Employee to Company or any representative of Company or placement agency in connection with Employee’s employment by Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) Employee does not have any business or other relationship that creates a conflict between the interests of Employee and the Company.

14. General Terms.

14.1 Binding Nature of Agreement. This Agreement shall be binding upon Company and shall inure to the benefit of Company, its present and future Affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Employee is employed and shall be binding upon Employee, Employee’s heirs and personal representatives. None of the rights or obligations of Employee hereunder may be assigned or delegated, except that in the event of Employee’s death or Disability, any rights of Employee hereunder shall be transferred to Employee’s estate or personal representative, as the case may be. Any entity into which Company is merged or with which Company is consolidated or which acquires the business of Company or the business unit in which Employee is to be principally employed shall be deemed to be a successor of Company for purposes hereof.

14.2 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

14.3  Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company’s employees generally.

14.4 Governing Law. This Agreement shall be governed by the substantive laws of the State of Wisconsin regarding contracts made and performed in this State.

14.5 Deductions and Withholding. All payments to be made to Employee under this Agreement or otherwise related to Employee’s employment by the Company are subject to all deductions or withholding authorized or required by law.

IN WITNESS WHEREOF, the parties have executed this Agreement on April 11, 2008 .

Mach One Corporation.
By:
Dr. Peter Nash

EXHIBIT A

FRINGE BENEFITS

1.  Retirement Benefits. Employee shall be eligible to participate, on the same terms and conditions as Company's other executive level management employees, in the following retirement benefit plans:
a.  All Company retirement plans that are qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.; and
b.  All other retirement and deferred compensation plans in which the
Company's other executive level management employees participate.

2.  Insurance. Employee shall be eligible to participate, on the same terms and conditions as Company's other executive level management employees, in Company programs with respect to the following insurance benefits:
a.  Health;
b.  Dental;
c.  Disability;
Employee shall continue to be eligible for participation in the Company's health and dental insurance programs, at no increase in cost to Employee (except for annual premium increases as they may apply to the Company's other executive employees) until his 65th birthday.

3. Expenses. Company shall reimburse Employee for all reasonable and necessary expenses incurred in the course of the performance of his duties and responsibilities pursuant to the Agreement, with respect, but not limited to;
a.  Travel, entertainment and miscellaneous per diem expenses;
b.  Car allowance;
c.  Cellular phone allowance; and
d.  Remote office expense allowance with respect to Employee's home office in Eden Prairie, MN, including fax, internet, telephone, and other necessary and reasonable expenses.

Exhibit B
Know-How and Methods:

1. Immunogens for making vaccines or coating of devices. This includes the use of specific growth techniques and processing methods. This includes the use of sodium deoxycholate and their soft kill methods.
2. Methods for making bacterins and vaccines.
3. Methods for the isolation and identification of Salmonellae, Staphylococcus spp., E. coli, Listeriae and Clostridimn spp. in collected samples.
4. Method for the development of antibiotic resistant mutant strains of bacteria including Salmonella typhimurium.
5. Schedules for vaccination and the methods of same.
6. Vaccination of animals with the immunogens including cattle, swine, sheep, horses, chickens, turkeys, frogs, fish, emu, rabbits, mice, ducks, dog, cats and other animals in the same classes.
7. Methods for the coating of implantable devices. Including overgrowth studies of cell cultures and individual cell layers of same.
8. Methods for testing implantable devices for compatibility in animals. Including in vivo studies using coated polymers in mice and dogs.
9. Methods for development of enhanced biocompatible vascular grafts and catheter compatibility with tissue cell interaction with coated polymers.
10. Methods for raising and vaccinating egg laying hens. This includes selection of chicken strains for best egg laying production.
11. Method for using antibiotics and peptides to reduce contamination by microbial agents on implantable devices, contacts and IOL's,
12. Methods for writing SOP's and setting up documentation systems both for USDA, EPA and FDA. This includes GMP documentation and filing or 510K's
13. Method developments using NCCLS evaluations for performance validations of systems and products.
14. Methods for the development of a series of polyclonal and monospecific egg antibodies for commercial sales.
15. Trained in the methods of IS09000 and ISO 9100 and writing of protocols.
16. Developed a Validation Manual for the development and validations of products.
It can be used for most products that may be licensed by federal agencies.
17. Developed protocols and documents for registration of Animal Care and Use Committee's.

Inventions/Works of Authorship

1. Methods for coating ELISA plates for making ELISA Test Kits.
2. Methods for making EIA Test and monitoring kits. This includes both for the environment and microbe testing.
3. Methods for developing a rapid assay for on-site testing but using little or no laboratory equipment.
4. Method for developing a rapid assay for use in the clinical laboratory to detect microbial agents and toxins.